Exhibit 4.1

No.	Shares

NEW ROME BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that                                                                                                    is the owner of

_________________________________________________________

fully paid and non-assessable shares of common stock $.01 par value per share, of

New Rome Bancorp, Inc.

(“the Corporation”), a corporation formed under the laws of the State of Delaware. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or by any other Government agency.

In Witness Whereof, the Corporation has caused this Certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated: , 20

Marion C. Scoville Secretary	Charles M. Sprock President and Chief Executive Officer

NEW ROME BANCORP, INC.

The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and By-laws of NEW ROME BANCORP, INC. (the “Corporation”) as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes as summary of certain provisions of and is qualified in its entity by reference to, the Certificate of Incorporation.

The Certificate of Incorporation of the Corporation contains certain provisions, applicable upon the effective date of the consummation of the reorganization of The Rome Savings Bank (the “Bank”) from a mutual holding company structure to a savings and loan holding company structure and the concurrent acquisition by the Corporation of all the outstanding capital stock of the Bank. The Certificate of Incorporation provides that no person (other than the Corporation), any subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation, or by a member of a controlled group of corporations or trades or business of which the Corporation is a member for the benefit of the employees of the Corporation or any subsidiary, or any trust or custodial arrangement established in connection with any such plan) shall directly or indirectly acquire or hold the beneficial ownership of more than then percent (10%) of the issued and outstanding shares of the Voting Stock of the Corporation. The Certificate of Incorporation contains an provision pursuant to which the holders of shares in excess of 10% of the Voting Stock of the Corporation are limited to (1/100) of a vote per share with respect to such shares in excess of the 10% limitation. In addition, the Corporation is authorized to refuse to recognize and transfer or attempted transfer of any shares of Voting Stock to any person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of more than ten percent (10%) of shares.

The Certificate of Incorporation of the Corporation contains provisions providing that the affirmative vote of the holders of at least 10% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

The Corporation will furnish to any stockholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Such request may be made to the Corporation of to its transfer agent and registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations.

TEN COM	–	as tenants in common	UNIF Transfers TO MIN ACT
TEN ENT	–	as tenants by the entireties	Custodian
JT TEN	–	as joint tenants and not as tenants in common
			(Cust)	(Minor)

(State)

Additional Abbreviations may also be used through not in the list above

For value received,                                                                                                                herby sell(s), assign(s) and transfer(s) unto                                                                                                                                                                                                                                                    shares of Common Stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s)                                                                       as Attorney, to transfer the said shares on the books of the herein named Corporation, with full power of substitution.

Date:	Signature:	_____________________________________
	Signature:	_____________________________________

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of this Certificate, in every particular, without alteration or enlargement, or any change whatsoever.